Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



As independent registered public accountants, we hereby consent to the incorporation of our report dated March 30, 2007 relating to the financial statements of MacroChem Corporation for the years ended December 31, 2006 and 2005 included in this Form 10-K, into the Company's previously filed
Registration   Statement  Nos.  33-82298,   333-34533,   333-50402,   333-67058,
333-109554, 333-114724 and 333-124966 of MacroChem Corporation on Form S-3 and Registration Statement Nos. 33-48876, 33-85812, 333-28967 and 333-67080 of
MacroChem Corporation on Form S-8.




/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.


March 30, 2007
Boston, Massachusetts

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